Exhibit 10.8

English Translation

SUPPLEMENTAL AGREEMENT TO REAL ESTATE
TRANSFER AGREEMENT DATED JUNE 25, 2006

Party A: Fujian Aidu Garment Manufacturing Co., Ltd. (“AIDU”)

Party B: ZUOAN Dress Co., Ltd., Shishi (“ZUOAN”)

This Supplementary Agreement is entered into by and between AIDU and ZUOAN in place of the Real Estate Transfer Agreement, dated June 1, 2006, which was terminated on June 30, 2008 after mutual consultation as a result of certain provisions thereof rendered unenforceable due to the transfer of AIDU’s Land-use Right Certificate and Certificate of Title to a bank as security.

I.                                         As a result of AIDU’s breach, it shall be liable for, as mutually agreed, liquidated damages amounting to 5%, i.e. RMB 1,400,000, of the amount already paid by ZUOAN.

II.                                     In view of its production needs, ZUOAN shall continue to use AIDU’s buildings and appurtenances thereto, as defined in the Real Estate Transfer Agreement, dated June 25, 2006, under a 5-year lease commencing on July 1, 2008 and expiring on June 30, 2013. The annual rent shall be RMB 4,300,000.

III.                                 The rent payment shall be settled on a quarterly basis, i.e. RMB 1,075,000/quarter. ZUOAN shall pay the rent for the first quarter within the first month.

IV.                                 ZUOAN shall return the land, buildings and other appurtenances attached thereto upon expiry of the lease term, which may be renewed, provided that a one-month notice is given and that a new lease is signed with AIDU. ZUOAN shall have the right of first refusal for use of the leased property for another five years at the prevailing market price under a new lease substantially in the form of this Supplementary Agreement.

V.                                     ZUOAN shall ensure reasonable use and necessary maintenance of the land, buildings and other appurtenances attached thereto, which shall be used only for the above-mentioned purpose. AIDU may, at its discretion, terminate the Lease and withhold the use of such leased property if ZUOAN is found to have used it for any purpose other than that specified herein or for any illegal purpose.

VI.                                 AIDU shall give ZUOAN prior notice if it intends to transfer the land, buildings and other appurtenances attached thereto during the lease term and, in this case, ZUOAN shall have the right of first refusal under the same terms; in addition, in the event of transfer of land during the lease term, AIDU shall cause a lease to be entered into between the transferee and ZUOAN substantially in the form of this Supplementary Agreement.

VII.                             In the event of AIDU’s land being seized by a bank or the government for any reason, rendering it impossible for ZUOAN to use it any longer, AIDU shall indemnify ZUOAN from any and all expenses incurred in relocating its production facilities.

VIII.                         As mutually agreed, the rent for the period from July 1, 2006 to June 30, 2008 shall remain RMB 3,600,000/year and thus total RMB 7,200,000. AIDU shall return to ZUOAN before August 30, 2008 a sum of RMB 21,125,000, including RMB 19,725,000

(after deducting the two-year rent RMB 7,200,000 and the quarterly rent RMB 1,075,000 for 2008 Q3) and RMB 1,400,000 (liquidated damages).

IX.                                Any dispute arising out of or in relation to this Supplementary Agreement shall be settled through mutual consultation. If no settlement can be reached, the dispute shall be submitted to the competent People’s Court.

X.                                    This Supplementary Agreement is made this 1st day of July, 2008 in two counterparts in Jinjiang, Fujian Province, China, AIDU and ZUOAN each holding one copy. A supplementary agreement may be entered into separately for any matter that is not addressed herein, and such supplementary agreement, once signed by the parties hereto, shall form an integral part of this Supplementary Agreement and be equally binding.

On behalf of AIDU (signature/seal)		On behalf of ZUOAN (signature/seal)
Authorized representative:	/s/ Chaojie Hong	Authorized representative:	/s/ James Jinshan Hong
[SEAL]		[SEAL]

Date: July 1, 2008